UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 7, 2017

ASPIRITY HOLDINGS LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-203994	27-1658449
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Xenia Avenue, Suite 475, Minneapolis, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 432-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2017, Aspirity Financial LLC (the “Lender”), a wholly owned subsidiary of Aspirity Holdings LLC (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Krieger Enterprises, LLC (the “Borrower”), pursuant to which the Lender agreed to extend a loan (the “Loan”) to the Borrower in the principal amount of $1,000,000 for working capital purposes. Concurrently with the execution of the Loan Agreement, the Borrower issued a Promissory Note (the “Note”) to the Lender in the principal amount of $1,000,000, bearing interest at a fixed rate of eight and 00/100 percent (8.00%). The full amount of the principal and all accrued interest under the Note is due and payable upon the earlier of three (3) days from the date of the Lender’s written demand or March 30, 2017. The Note may be prepaid in whole or in part by the Borrower at any time without premium or penalty.

The Borrower’s controlling member is Timothy S. Krieger, who is the Company’s chairman and controlling member. Pursuant to a Personal Guaranty, Mr. Krieger has agreed to personally guarantee the performance of all of the Borrower’s obligations under the Note and Loan Agreement, including repayment of all amounts due (the “Guaranty”). Mr. Krieger abstained from voting on approving the Loan Agreement, the Promissory Note and the transaction contemplated thereby.

The above discussion is qualified in its entirety by reference to the Loan Agreement, Note, and Guaranty, the forms of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Loan Agreement dated February 7, 2017
10.2	Form of Promissory Note dated February 7, 2017
10.3	Form of Personal Guaranty dated February 7, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRITY HOLDINGS LLC

Date: February 13, 2017	By:	/S/ Wiley H. Sharp III
	Name:	Wiley H. Sharp III
	Its:	Vice-President and Chief Financial Officer

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